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                                  BELL, BOYD & LLOYD
                              Three First National Plaza
                          70 West Madison Street, Suite 3300
                            Chicago, Illinois  60602-4207

                                     312 372 1121
                                  Fax:  312 372 2098


                                   January 29, 1999


     As counsel for State Farm Municipal Bond Fund, Inc. (the "Registrant"), we consent to the incorporation by reference of our opinion dated March 8, 1996, filed with the Registrant's registration statement on Form N-1A, on March 21, 1996, Securities Act file no. 2-58161.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                              /s/ Bell, Boyd & Lloyd